Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of June 24, 2025 (“Effective Date”), between MAIA Biotechnology, Inc. (the “Company”) and Prevail Partners, LLC (“Prevail Partners”), Tax ID# 27-0256095. The Company and Prevail Partners are collectively referred to herein as the “Parties.”

WITNESSETH

WHEREAS, the Company identifies and develops proprietary pharmaceutical products and transitions them from basic research (discovery) through clinical trials;

WHEREAS, the Company and Prevail InfoWorks, Inc. (“InfoWorks”), an affiliate of Prevail Partners, entered into that certain Master Service and Technology Agreement (“MSTA”) dated September 24, 2024, and a Statement of Work entered into on September 24, 2024 (“SOW”), pursuant to which, the Company engaged InfoWorks to provide technologies and services for a multicenter, open-label, randomized Phase 3 study evaluating THIO sequenced with cemiplimab (LIBTAYO®) vs. Investigator choice of single-agent chemotherapy as third-line treatment in subjects with advanced / metastatic non-small cell lung cancer (the “Clinical Trial”); and

WHEREAS, Prevail Partners desires to purchase shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and the Company desires to issue and sell such shares of Common Stock to Prevail Partners, pursuant to Section 4(a)(2) of the Securities Act (as defined herein), and/or Rule 506 of Regulation D promulgated thereunder, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the Company and Prevail Partners agree as follows:

1. Stock Sale and Purchase. Subject to the terms and conditions hereof, Prevail Partners agrees to purchase up to US$587,904.34 (the “Purchase Amount”) shares of the Company’s Common Stock for cash (collectively, the “Shares”) in a series of tranches (the “Purchase Payments”). The price per share (the “Share Price”) of each Purchase Payment shall equal to 120.0% of the dollar volume-weighted average price (“VWAP”) of the Common Stock on the New York Stock Exchange (“NYSE”) for the thirty (30) trading days immediately preceding the date of the Purchase Payment (the “Purchase Date”). In consideration for each Purchase Payment, the Company agrees to issue to Prevail Partners such number of shares of its Common Stock that equals the Purchase Payment divided by the Share Price. Notwithstanding the foregoing, in no event shall the Shares be sold at a price per share that is lower than $1.74 which is the Minimum Share Price. As used herein the “Minimum Share Price” means a price that is the lower of: (i) the Official Closing Price immediately preceding the signing of this Agreement; or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement and “Official Closing Price” means the official closing price on the NYSE American as reported to the Consolidated Tape immediately preceding the signing of the Agreement.

Purchase Payments will be paid in cash to the Company on a monthly basis commencing on the effective date of the SOW and will continue until the first to occur of: (i) the full Purchase Amount has been paid or (ii) the termination of the SOW, and shall be paid to the wire instructions of the Company previously provided to Prevail Partners. The amount of each Purchase Payment made by Prevail Partners will equal 33% of the total amount of invoices issued by InfoWorks to and paid by the Company in the corresponding month for InfoWorks’ professional services and technologies, and excluding indirect/pass-through costs, pursuant to the payment schedule in the SOW (the “Direct Expenses”).

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2. The Purchase Date of each Purchase Payment shall be within five (5) business days after Company’s payment of the associated Direct Expense.

Prevail Partners may, if separately agreed to in writing by the Parties, make the Purchase Payments directly to InfoWorks in satisfaction of invoices or any portions thereof for the aforementioned Direct Expenses issued to the Company by InfoWorks pursuant to the MSTA and SOW.

No later than thirty (30) business days after the issuance of the Shares, the Company shall deliver to Prevail Partners a certificate representing the purchased Shares, which may be in electronic format. As the holder of the Shares, Prevail Partners shall be entitled to all of the same rights and privileges, including, without limitation, dividends and voting rights, as other holders of the Company’s Common Stock.

3. Exchange Cap. Notwithstanding anything herein to the contrary, the Company shall not issue any Shares pursuant to the terms of this Agreement if the issuance of such Shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the NYSE American or any other trading market or exchange where the Common Stock is listed or quoted (the “Principal Market”) (the maximum number of shares of Common Stock which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules and regulations of the Principal Market for issuances of shares of Common Stock in excess of such amount.

4. Notices. Notifications in connection with this Agreement shall be given or made in accordance with the requirements below. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and may be delivered personally or by a reputable overnight delivery service, or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses:

If to Prevail Partners: Prevail Partners, LLC, 211 North 13th Street, Suite 600, Philadelphia, PA 19107 USA. Attention: Patrick Keenan, Managing Director.

If to Company: MAIA Biotechnology Inc., 444 West Lake Street, Suite 1700, Chicago,

IL 60606 USA. Attention: Vlad Vitoc, MD, MBA, CEO.

Notices shall be effective upon receipt.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Prevail Partners that:

(a)	Except as previously disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), there is not pending or, to the best knowledge of the Company, threatened any suit, action or proceeding against or affecting the Company that might materially and adversely affect the business, operations, properties, assets, prospects, or condition, financial or otherwise, of the Company;

(b)	Except as previously disclosed in the Company’s filings with the SEC, the Company is not a party to or bound by any contract, agreement, order, or decree which materially adversely affects the business, operations, properties, assets, prospects, or condition, financial or otherwise, of the Company;

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(c)	The Company has all requisite power and authority to enter into and perform this Agreement and to deliver the Shares hereunder. All corporate action on the part of Company necessary for the execution of this Agreement, for the performance of Company’s obligations hereunder and for the sale of the Shares has been taken, and except for a pricing committee consent prior approving the amount of Shares to be issued in each tranche and the Share Price and approval of the NYSE American for the issuance of the Shares, no further consents, licenses, permissions, authorizations, registrations or qualifications from or with any party or any governmental entity are necessary for the Company to execute this Agreement, perform its obligations hereunder and deliver the Shares to Prevail Partners. This Agreement is duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(d)	The Shares when issued and paid for in accordance with Agreement, shall be duly and validly issued, fully paid and non-assessable, and free of all liens and encumbrances.

6. Representations and Warranties of Prevail Partners. Prevail Partners hereby represents and warrants to the Company that:

(a)	Prevail Partners is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Prevail Partners is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 (the “Act”), and has all requisite power and authority to enter into and perform this Agreement. All corporate action on the part of Prevail Partners necessary for the execution of this Agreement, for the performance of Prevail Partners’ obligations hereunder and for the purchase of the Shares has been taken, and no further consents, licenses, permissions, authorizations, registrations, or qualifications from or with any party or any governmental entity are necessary for Prevail Partners to execute this Agreement and perform its obligations hereunder.

(b)	Prevail Partners is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting Prevail Partner’s right to sell the Shares pursuant to an effective resale registration statement (the “Registration Statement”) or otherwise in compliance with applicable federal and state securities laws). Prevail Partners understands that the Shares are “restricted securities” and have not been registered under the Act or any applicable state securities law and is acquiring such Shares as principal for his, her or its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Prevail Partner’s right to sell such Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Prevail Partners is acquiring the Shares hereunder in the ordinary course of its business.

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Prevail Partners further understands that the certificates evidencing the Shares purchased by it will contain the following legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)	Prevail Partners understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment, and further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(d)	Prevail Partners is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Prevail Partners, any other general solicitation or general advertisement.

(e)	Prevail Partners acknowledges that it has had the opportunity to review this Agreement and the Company’s periodic reports and filings with the SEC and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)	Prevail Partners agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals, including without limitation, a certificate issued and executed by the President of Prevail Partners to be delivered on each Purchase Date certifying that the representations and warranties of Prevail Partners in this Agreement are true and correct on and as of such date with the same effect as if made on such date; and

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(g)	This Agreement is duly executed and delivered by Prevail Partners and constitutes a legal, valid, and binding obligation of Prevail Partners, enforceable against Prevail Partners in accordance with its terms.

7. Survival. The representations and warranties set forth in Section 5 and 6 hereof shall survive for two years and one day after the Effective Date.

8. Indemnification. The Company on one hand and Prevail Partners on the other hand each indemnify and hold harmless the other and its officers, directors, employees and agents, if any (the “Indemnitee(s)”) from and against all costs, losses, liabilities, damages, claims, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and any other amounts arising from any and all claims, demands, or proceedings incurred or accrued by an Indemnitee as a result of a breach by the indemnifying party of its representations, warranties or obligations under this Agreement. The indemnification provided by this Section 6 shall be in addition to any other rights to which the Indemnitee(s) may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee(s). Subject to the foregoing sentence, the provisions of this Section 6 are for the benefit of the Indemnitee(s) and shall not be deemed to create any rights for the benefit of any other persons.

9. General Provisions. This Agreement is intended to set forth the full and complete understanding of the parties. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PREVAIL PARTNERS, LLC		MAIA BIOTECHNOLOGY, INC.

By:	/s/ Mary Schaheen	By:	/s/ Vlad Vitoc
Name:	Mary Schaheen	Name:	Vlad Vitoc, MD, MBA
Title:	President	Title:	CEO

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